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                                                                  Exhibit 10.13

                                MERGER AGREEMENT

         This MERGER AGREEMENT (this "Agreement") is entered into as of June 1, 2000 by and among VIASOURCE COMMUNICATIONS, INC., a New Jersey Company ("ViaSource"), EX ACQUISITION, INC., a Delaware corporation and wholly-owned subsidiary of ViaSource (the "Merger Sub" and, together with ViaSource, the "ViaSource Companies"), EXCALIBUR CABLE COMMUNICATIONS, LTD., a Kentucky corporation (the "Company") and KONRAD ERIC POTH, a resident of the Commonwealth of Virginia ("Poth"), THE KONRAD FORREST POTH 2000 TRUST (the "Trust") and MARK
C. BRICKER, ROBERT L. CARLISLE, JAMES T. COLE, DAVID E. CRUM, BILL DRURY, MICHELLE L. FIELD, ERNEST A. HOLMES, CHARLES E. KIRTLEY, JOSEPH M. KLEIN, FRED LAWRENCE, ANTHONY LOMBARDO, MELISSA M. MARTONCIK, PETE MORRISON, TED PRAUL, DUFF
A. SCUDDER, JAMES E. SMALLWOOD and JAMES A. TAFRALIAN (each referred to as an "Employee Shareholder" and collectively referred to as the "Employee Shareholders") (Poth, the Trust and the Employee Shareholders constitute the sole shareholders of the Company and are referred to as the "Shareholders"). Certain other capitalized terms used herein are defined in Article XI and throughout this Agreement.

                                    RECITALS

         A. The Company is engaged in the business of providing cable television and satellite dish installation, construction and maintenance services in the cable television, telephony and direct broadcast satellite television industries in Washington, D.C. and other geographical areas in the United States (the "Business");

         B. The Shareholders are the owners of all of the capital stock of the Company;

         C. ViaSource and the Company have determined that it is in the best interests of their respective shareholders for ViaSource to acquire all of the issued and outstanding capital stock of the Company. In order to effectuate the acquisition, ViaSource has organized the Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Company with and into the Merger Sub so that Merger Sub continues as a surviving Company and wholly-owned subsidiary of ViaSource, that the Merger Sub shall change its name to Excalibur Cable Communications, Inc., and the Shareholders will be issued certain cash, promissory notes and shares of common stock of ViaSource, in exchange for the issued and outstanding equity interests of the Company.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
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                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, and in accordance with the business corporation laws of the State of Delaware (the "Delaware General Corporation Law") and the Commonwealth of Kentucky (the "Kentucky Business Corporation Act"), at the Effective Time (as defined below), the Company will be merged with and into the Merger Sub (the "Merger"), with Merger Sub being the surviving company in the Merger and remaining a wholly-owned subsidiary of ViaSource, and the separate corporate existence of the Company shall cease.

                                   ARTICLE II

                     PURCHASE PRICE/CONVERSION OF SECURITIES

         2.1 PURCHASE PRICE. Subject to the terms and conditions set forth herein, the purchase price for all of the issued and outstanding shares of the capital stock of the Company shall be $16,000,000 (the "Purchase Price") payable as set forth in Section 2.2. The Purchase Price shall be subject to adjustment, as set forth in Section 7.12.

         2.2 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, ViaSource, or the Shareholders, the shares of common stock of the Company, no par value per share, issued and outstanding immediately prior to the Effective Time (the "Company Shares"), shall be converted into the right to receive: (a) 3,200,000 shares of ViaSource Common Stock (the "Stock Consideration"); (b) the sum of Four Million and 00/100 Dollars ($4,000,000) (the "Cash Consideration"), payable as provided in Section 3.5 herein; and (c) the sum of Four Million and 00/100 Dollars ($4,000,000) in the form of a subordinated promissory note (the "Note"), substantially in the form attached hereto as Exhibit A.

                                   ARTICLE III

                                     CLOSING

         3.1 TIME AND PLACE. Subject to the terms and conditions of this Agreement, the Closing shall take place at the opening of business on or before June 1, 2000, at the offices of the Company or the Company's counsel, or such other time and place as the parties may otherwise agree. The date on which the Closing occurs shall be referred to as the "Closing Date."

         3.2 FILING OF PLAN OF MERGER. At the Closing, the parties shall cause the Merger to be consummated by filing: (i) a duly executed Certificate of Merger with the Secretary of State of the State of Delaware; and (ii) duly executed Articles of Merger with the Secretary of State of the Commonwealth of Kentucky, in such form as ViaSource and the Company determine is required by and in accordance with the relevant provisions of the Delaware General Corporation Law and the

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Kentucky Business Corporation Act (the date and time of such filings is referred to herein as the "Effective Date" or "Effective Time").

         3.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided under the Delaware General Corporation Law and the Kentucky Business Corporation Act. Without limiting the generality of the foregoing, at the Effective Time:

                  (a) all property, rights, privileges, policies and franchises of the Company and the Merger Sub shall vest in the Merger Sub and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Merger Sub.

                  (b) the Certificate of Incorporation and Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall remain its Certificate of Incorporation and Bylaws thereafter, unless and until amended in accordance with their terms and as provided by law;

                  (c) the directors and officers of the Merger Sub at the Effective Time shall remain the directors and officers of the Merger Sub, each to hold a directorship or office in accordance with the Certificate of Incorporation and Bylaws of the Merger Sub, and until his or her respective successor is duly elected and qualified; and

                  (d) the name of the Merger Sub shall be changed to Excalibur Cable Communications, Inc.

         3.4 TAX AND ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the Merger contemplated hereby shall be treated for accounting purposes as a purchase and for tax purposes as a tax free reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). A
Section 338 election will not be filed with respect to the transaction.

         3.5 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

                  (a) The Company and the Shareholders shall have satisfied each of the conditions set forth in Article X and shall deliver to ViaSource the documents, certificates, opinions, consents and letters required by Article X.

                  (b) The ViaSource Companies shall have satisfied each of the conditions set forth in Article XI and shall deliver to the Company or the Shareholders, as the case may be, the documents, certificates, consents and letters required by Article XI.

                  (c) ViaSource shall issue the shares of ViaSource Common Stock issuable pursuant to Section 2.2, registered in the names of the Shareholders and shall deliver such shares in the following manner: (i) ViaSource shall set aside and hold in accordance with Section 8.3 stock certificates representing ten percent (10%) of the Stock Consideration (the "Held Back Shares"), and (ii) ViaSource shall deliver stock certificates representing the balance of the shares of ViaSource Common Stock issuable in accordance with Schedule 2.1 to the Shareholders. The shares of ViaSource Common Stock issuable pursuant to Section 2.2, including the Held Back Shares and any

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additional shares of ViaSource Common Stock subsequently issued pursuant to
Section 7.12, are referred to herein as the "ViaSource Shares."

                  (d) ViaSource shall (i) set aside and hold in accordance with
Section 8.3 ten percent (10%) of the Cash Consideration (the "Held Back Cash"), and (ii) deliver cash representing the balance of the Cash Consideration to the Shareholders in immediately available funds in accordance with Schedule 2.1.

                  (e) ViaSource shall issue Notes to the Shareholders, substantially in the form of Exhibit A hereto, in accordance with Schedule 2.1. Such Notes shall be delivered in the following manner: (i) ViaSource shall set aside and hold in accordance with Section 8.3 promissory notes having a principal value representing ten percent (10%) of the total principal value of the Notes (the "Held Back Notes"), and (ii) ViaSource shall deliver Notes representing the remaining principal balance of the Notes in accordance with
Schedule 2.1 to the Shareholders. The Notes issued pursuant to Section 2.2, including the Held Back Notes and any additional Notes subsequently issued pursuant to Section 7.12, are referred to herein as the "Promissory Notes."

                  (f) Options. In connection with the transactions contemplated hereby, ViaSource shall deliver at the Closing 384,000 options to purchase common stock of ViaSource under its 1999 stock incentive plan to employees of the Company (other than Poth) as directed by Poth.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE VIASOURCE COMPANIES

         As a material inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the ViaSource Companies make the following representations and warranties to the Company and the Shareholders:

         4.1 CORPORATE STATUS. Each of the ViaSource Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. Each of the ViaSource Companies is legally qualified to do business as a foreign company in each of the jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are set forth in Schedule 4.1), which represent all jurisdictions where the nature of its properties and the conduct of its business requires such qualification, and is in good standing in each of the jurisdictions in which it is so qualified. Each of the ViaSource Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the ViaSource Companies. All names under which either of the ViaSource Companies does business as of the date hereof are specified on Schedule 4.1. Except as otherwise disclosed in Schedule 4.1, neither of the ViaSource Companies has changed its name

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or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         4.2 CORPORATE POWER AND AUTHORITY. Each of the ViaSource Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the ViaSource Companies has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the ViaSource Companies and constitutes a legal, valid and binding obligation of each of the ViaSource Companies, enforceable against each of the ViaSource Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 VIASOURCE COMMON STOCK: CAPITALIZATION. Schedule 4.4 sets forth, with respect to each of the ViaSource Companies the number and classes of all authorized, issued and outstanding shares of its capital stock. ViaSource is the sole record and beneficial owner of all of the capital stock of Merger Sub. All of the issued and outstanding shares of ViaSource Common Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws,
(iii) were not issued in violation of any preemptive rights or rights of first refusal, (iv) were issued for not less than fair market value in exchange for lawful consideration, and (v) no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on Schedule 4.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require either of the ViaSource Companies to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to either of the ViaSource Companies. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the shares of either of the ViaSource Companies. Except as set forth on Schedule 4.4, (A) neither of the ViaSource Companies is obligated to redeem or otherwise acquire any of the ViaSource Common Stock and (B) there has been no transaction or action taken with respect to the equity ownership of either of the ViaSource Companies in contemplation of the transactions described in this Agreement. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the ViaSource Shares to the Company, the ViaSource Shares will be validly issued, fully paid and non-assessable shares of ViaSource Common Stock.

         4.5 NO VIOLATION; CONSENTS AND APPROVALS. Except for any approvals or consents identified in Schedule 4.5 as requiring the consent of third parties, the execution and delivery of this

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Agreement by the ViaSource Companies, the performance by the ViaSource Companies of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificates of Incorporation or Bylaws of either of the ViaSource Companies,
(b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of the ViaSource Companies, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against either of the ViaSource Companies, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of either of the ViaSource Companies, (e) give to any individual or entity a right or claim against either of the ViaSource Companies or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except for any applicable filings required under the HSR Act and any filings required o be made by the Company or the Shareholders.

         4.6 RECORDS OF THE VIASOURCE COMPANIES. The copies of the Certificates of Incorporation, Bylaws, and other documents and agreements of the ViaSource Companies which were provided to the Company and the Shareholders are true, accurate and complete and reflect all amendments made through the date of this Agreement. All material corporate actions taken by the ViaSource Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the ViaSource Companies are substantially complete and fairly, fully and accurately reflect all matters contained therein.

         4.7 FINANCIAL STATEMENTS. ViaSource has delivered to the Company and the Shareholders the financial statements of ViaSource for the years ended January 3, 1998, January 2, 1999 and January 1, 2000, including the notes thereto, (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 4.7. The Financial Statements have been audited by Arthur Andersen, LLP, have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fairly present the financial position of ViaSource at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of ViaSource fully and fairly reflect all transactions, properties, assets and liabilities of ViaSource. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements, and the Current Balance Sheet does not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         4.8 INVESTMENT. ViaSource has had the opportunity to discuss the transactions contemplated hereby with the Company and the Shareholders and has had the opportunity to obtain such information pertaining to the Company as has been requested. ViaSource is a sophisticated purchaser and has sufficient experience in requesting information, evaluating and acquiring companies similar to the Company that it is capable of evaluating the risks of purchasing, owning and operating the Company.

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         4.9 NO COMMISSIONS. Neither of the ViaSource Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         4.10 COMPANY DUE DILIGENCE. Neither of the ViaSource Companies knows of any event that has occurred or state of facts that exists which would constitute a breach of any of the representations and warranties made by the Company or the Shareholders pursuant to Article V of this Agreement.

         4.11 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information made or provided by either of the ViaSource Companies contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The ViaSource Companies have provided the Shareholders with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         4.12 DISCLOSURE. No information furnished by or on behalf of the ViaSource Companies to the Shareholders and the Company, including but not limited to the Disclosure Statement, contains any untrue statement of a material fact or omits to state any fact necessary to make the information disclosed not misleading.

         4.13 TAX MATTERS. Neither of the ViaSource Companies has taken any action prior to the date hereof, and will not take any action after the date hereof and after the Effective Time which would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code.

         4.14 SENIOR INDEBTEDNESS. The Senior Indebtedness (as defined in the
Note) of the ViaSource Companies consists only of debt incurred in connection with the Amended and Restated Credit Agreement dated March 10, 2000 among the Company and General Electric Capital Corporation ("GECC"), together with all amendments, modifications, increases or refinancings thereof, and all obligations of the Company under that Subordinated Promissory Note dated March 10, 2000 from the Company to GECC.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         As a material inducement to the ViaSource Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders, jointly and severally, make the following representations and warranties to the ViaSource Companies:

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         5.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to do business as a foreign company in each of the jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are set forth in Schedule 5.1), which represent all jurisdictions where the nature of its properties and the conduct of its business requires such qualification, and is in good standing in each of the jurisdictions in which it is so qualified. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company. All names under which the Company does business as of the date hereof are specified on Schedule 5.1. Except as otherwise disclosed in Schedule 5.1, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         5.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholders have the requisite competence and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 SHAREHOLDERS AND OFFICERS OF THE COMPANY; CAPITALIZATION. Schedule
5.4 sets forth, with respect to the Company (a) the name, address and federal taxpayer identification/social security number of, and the number of outstanding shares of each class of its capital stock owned by, the shareholders of record as of the close of business on the date of this Agreement, (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, the beneficial owners of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different), and (c) the name and title of each officer of the Company. The Shareholders are the sole record and beneficial owners of all of the Company Shares, and own the Company Shares free and clear of all Liens, restrictions and claims of any kind. All of the Company Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, (iii) were not issued in violation of any preemptive rights or rights of first refusal, (iv) were issued for not less than fair market value in exchange for lawful consideration. Except as set forth in
Schedule 5.4, no preemptive rights or rights of first refusal exist with respect

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to the Company Shares, and no such rights arise by virtue of or in connection with the transactions contemplated hereby and there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth in Schedule 5.4, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. Except as set forth in Schedule 5.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the shares of the Company. Except as set forth on Schedule 5.4, (A) the Company is not obligated to redeem or otherwise acquire any of the Company Shares and (B) there has been no transaction or action taken with respect to the equity ownership of the Company since December 31, 1999.

         5.5 NO VIOLATION; CONSENTS AND APPROVALS. Except for any approvals or consents required under the Material Contracts (as defined in Section 5.22) identified in Schedule 5.22 as requiring the consent of third parties, the execution and delivery of this Agreement by the Company and the Shareholders, the performance by the Company and the Shareholders of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or of the Shareholders, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company, (e) give to any individual or entity a right or claim against the Company or the Shareholders or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any filings required to be made by the ViaSource Companies.

         5.6 RECORDS OF THE COMPANY. The copies of the Articles of Incorporation, Bylaws, and other documents and agreements of the Company which were provided to ViaSource are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to ViaSource for review were correct and complete in all material respects as of the date of such review, except as set forth in Schedule 5.6, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and/or the board of directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company are substantially complete and fairly, fully and accurately reflect all matters contained therein. The stock ledgers of the

Company, as previously made available to ViaSource, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

         5.7 FINANCIAL STATEMENTS. The Company has delivered to ViaSource the financial statements of the Company for the years ended December 31, 1997, 1998 and 1999, including the notes thereto, (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 5.7. The balance sheet dated as of December 31, 1999 of the Company included in the Financial Statements is referred to herein as the "Current Balance Sheet." The 1998 and 1999 Financial Statements have been audited by D.R. Maxfield and Company and Arthur Andersen, LLP, respectively, have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fairly present the financial position of the Company at each of the balance sheet dates and the results of operations for the periods covered thereby. The books and records of the Company fully and fairly reflect all transactions, properties, assets and liabilities of the Company. Except as set forth in the Financial Statements, there are no material special or non- recurring items of income or expense during the periods covered by the Financial Statements, and the Current Balance Sheet does not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         5.8 SUBSIDIARIES. The Company does not presently own, and since its incorporation has not owned any subsidiary.

         5.9 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except as set forth on Schedule 5.9. Schedule 5.9 includes all indebtedness owed by the Company as of the date hereof to a bank or any other Person, including, without limitation, indebtedness for borrowed money (including principal and accrued but unpaid interest) and remaining payments on capitalized equipment leases, of the Company. Schedule 5.9 also includes all contingent liabilities of the Company (and the amount of such liabilities) including, without limitation, those resulting from deposits, fees or any other form of payments, in cash or kind, previously received by the Company for services which have not been completed or otherwise provided.

         5.10 LITIGATION. Except as set forth on Schedule 5.10, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, anticipated, contemplated or, to the knowledge of the Company threatened against, by or affecting the Company or the Shareholders, or any of the Company's properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

         5.11 ENVIRONMENTAL MATTERS.

                  (a) (i) All Permits required under Environmental Laws that are necessary for the operations of the Business ("Environmental Permits") have been obtained and are in full force and effect, and the Company is unaware of any basis for revocation or suspension of any such Environmental Permits; (ii) no Environmental Laws impose any obligation upon the Shareholders, the Company or the Company's Affiliates, as a result of any transaction contemplated hereby, to provide any prior notification to any governmental entity of the transactions contemplated hereby; and (iii) the Business has at all times been operated in full compliance with all such Environmental Permits and within the production levels or emission levels specified in such Environmental Permits.

                  (b) The Shareholders (with respect to the Business) and the Company have at all times complied with all applicable Environmental Laws.

                  (c) There are no existing, pending or, to the knowledge of the Company or the Shareholders, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Body directed against the Company, and the Company is not subject to any orders, judgments, decrees or settlements, and none of the Shareholders or the Company has received or is otherwise aware of any notices, claims or other communications alleging any potential liability of the Company, which pertain or relate to Environmental Laws, including, without limitation, (i) any remedial obligations at any location under any Environmental Law, (ii) violations of any Environmental Law at any location, (iii) personal injury or property damage claims relating to a Release of Hazardous Materials at any location, or (iv) Environmental Remediation Costs.

                  (d) There has been no Release of any Hazardous Materials by the Company or, to the knowledge of the Company or the Shareholders, any other Person, on, to, from or underlying any real property owned or leased by the Company.

                  (e) To the knowledge of the Company or the Shareholders, no asbestos-containing materials or polychlorinated biphenyls are present in, on or to the knowledge of the Company, underlying any real property owned or leased by the Company.

                  (f) The Company has not owned or operated, nor to the knowledge of the Company, or the Shareholders, has any other Person owned or operated, any underground storage tanks, sumps or septic fields, active or abandoned, at any real property owned or leased by the Company.

                  (g) ViaSource has been provided with all engineering, geologic, environmental reports and other documents in the possession or control of the Company or the Shareholders relating to any real property owned or leased by the Company, including, without limitation, those relating to (i) any Environmental Conditions existing on any real property owned or leased by the Company and (ii) any violations of any Environmental Laws.

                  (h) All Hazardous Materials generated, used, stored, transported, treated, disposed of or otherwise handled by or on behalf of the Company have been generated, used, stored, transported, treated, disposed of and otherwise handled in compliance with all applicable Environmental Laws.

                  (i) The Shareholders (with respect to the Business) have no current liability, nor is there any liability on the part of the Shareholders (with respect to the Business), the Company, or ViaSource which may be reasonably anticipated, for Environmental Remediation Costs at any location.

                  (j) None of the Shareholders (with respect to the Business) nor the Company has any current liability, nor is there any liability on the part of the Shareholders (with respect to the Business), the Company or ViaSource which may be reasonably anticipated, under Environmental Laws (including, without limitation, for the violation of any Environmental Law or Environmental Remediation Costs) in connection with any businesses or properties previously owned, leased, operated or otherwise used by the Company or any of its predecessors.

                  (k) Except as set forth on Schedule 5.11(k), the Company has never performed or authorized the performance of vehicle fueling, maintenance, or, except as performed in compliance with Environmental Law, washing at any location owned, leased, or operated by any of them.

         5.12     REAL ESTATE

                  (a) Except as set forth on Schedule 5.12(a), the Company does not own any real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein). The Shareholders do not own any real property (or any interest therein, including leasehold interests) used by the Company.

                  (b) Schedule 5.12(b) sets forth a list of all real estate leases, licenses or similar agreements ("Leases") to which the Company is a party, which are for the use or occupancy of real estate owned by a third party (copies of which have previously been furnished to ViaSource), and in each case, setting forth (A) the lessor and lessee thereof and the commencement date, term and renewal rights of each of the Leases, and (B) the street address or legal description of each property covered thereby (the "Leased Premises").

                  (c) Except as set forth on Schedule 5.12(c), and except for those Leases set forth on Schedule 5.22 for which consents to assignment have not been obtained prior to Closing and for which such failure to obtain consents would constitute a default, neither the Company nor any of the other parties to any Lease is in default under any of the Leases and no amount due under the Leases remains unpaid. No material controversy, claim, dispute or disagreement exists between the Company and any other party to the Leases, nor does there exist any event or condition which, with notice or lapse of time or both, would constitute a default or event of default by the Company as lessee, except with respect to any defaults which may arise upon the Closing as a result of a consent to assignment as set forth on Schedule 5.22 not having been obtained.

         5.13 GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) The Company is the true and lawful owner of the assets of the Business (the "Assets"), free and clear of all Liens, except as set forth on
Schedule 5.13(a) or the vehicle liens set forth on Schedule 5.22(a) and Schedule 5.22(d).

                  (b) Schedule 5.13(b) sets forth all personal property included (or that will be included) on the Current Balance Sheet, all personal property of the Company with a value in excess of $5,000 and acquired since the date of the Current Balance Sheet, and all leases for personal property to which the Company is a party involving personal property having a value in excess of $2,500, including, in each case, complete and correct copies of all such leases and including an indication as to which personal property is currently owned, or was formerly owned, by the Shareholders or the Company or their Affiliates. Except as set forth in Schedule 5.13(b), (i) all of the personal property of the Company is in good working order and condition, ordinary wear and tear excepted, and has been maintained in accordance with all applicable specifications and warranties, and (ii) all personal property loans set forth in Schedule 5.13(b) are in full force and effect and constitute valid and binding agreements of the Company and the other parties thereto in accordance with their respective terms.

                  (c) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of the Business of the Company.

                  (d) The Company has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to ViaSource without penalty or other adverse consequences free and clear of all Liens, except as set forth in Schedule 5.13(a).

         5.14 COMPLIANCE WITH LAWS. Except as set forth in Schedule 5.14, each of the Company, the Shareholders and all Affiliates of the Company is and has been in compliance with all laws, regulations and orders applicable to the Company, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth in Schedule 5.14, the Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither the Company, the Shareholders nor any of their respective employees or agents, has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law. Neither the Company nor the Shareholders are subject to any Contract, decree or injunction in which any of them is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         5.15 LABOR AND EMPLOYMENT MATTERS. Schedule 5.15 sets forth the name, address, social security number and current rate of compensation of each of the employees of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the knowledge of the Company or the Shareholders, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the twenty-four (24) months prior to the date hereof. The Shareholders are not aware of any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Merger or otherwise. Schedule 5.15 contains a list of, or a copy of, each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Company is a party or under which it has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. The Company has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         5.16     EMPLOYEE BENEFIT PLANS.

                  (a) Employee Benefit Plans. Except as set forth in Schedule 5.16, the Company has no employee benefit plans or arrangements, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans").

                  (b) Controlled Group Liability. Neither the Company, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or
(o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Company ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due;
(iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (c) Other Liabilities. Except as set forth in Schedule 5.16,
(i) the Company is not under any obligation to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code) and (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions or reimbursements for all periods ending prior to or as of the date hereof shall have been made.

                  (d) Termination of Employment. Except as may be required under applicable law or as set forth in Schedule 5.16, the Company is not obligated under any Employee Benefit Plan to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment. The Company has complied with the notice and continuation of coverage requirements of Section 4980B of the Code, and the regulations thereunder, and Part 6 of Title I of ERISA ("COBRA") and has complied with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") with respect to any group health plan within the meaning of Section 5000(b)(1) of the Code.

                  (e) Compliance. Each Employee Benefit Plan is in compliance with all applicable laws and regulations and has been operated in accordance with its terms and provisions. With respect to each employee benefit plan there are no actions claims or disputes pending by any third party and no audits, proceedings, claims or demands pending by any governmental authority. Except as set forth in Schedule 5.16, all amendments required to bring any employee benefit plan into conformity with any applicable provisions of ERISA and the Code have been duly adopted.

         5.17     TAX MATTERS.

                  (a) All Tax Returns required to be filed by, on behalf of or with respect to the Company or any Affiliated Group of which the Company is or was a member have been prepared in the manner required by applicable law and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. Except with respect to the IRS audit of the Company's 1996 Federal income tax return, with respect to which the "no change" letter attached as Schedule 5.17(a) has been received, no such Tax Returns have been audited, or are currently being audited and no notice of an audit has been received with respect to such Tax Returns.

                  (b) All Taxes payable, whether or not shown (or required to be shown) on a Tax Return, by, on behalf of or with respect to the Company, or any Affiliated Group of which the Company is or was a member, or in respect of their income, assets or operations (including interest and penalties) have been fully and timely paid, and adequate reserves or accruals for Taxes (without regard to deferred Tax assets and liabilities) have been provided in the Financial Statements with respect to any Taxable Period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing (the "Tax Reserve"). The Company has made all required estimated tax payments for the fiscal year ended December 31, 1999 to avoid any underpayment penalty.

                  (c) The Company has not executed or filed with any taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (d) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049 of the Code, and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (e) The Company has made available to ViaSource true and complete copies of (i) all U.S. federal, state, local and foreign income or franchise Tax Returns of the Company relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Company, or its income, assets or operations. Except as set forth in Schedule 5.17(a), none of the income and franchise Tax Returns filed by, on behalf of or with respect to the Company for the taxable years ended on the respective dates set forth in Schedule 5.17(e) have been examined by the relevant taxing authority.

                  (f) Schedule 5.17(f)(1) and Schedule 5.17(f)(2) list all material types of Taxes paid and material types of Tax Returns filed by, on behalf of or with respect to the Company and indicates those Taxes with respect to which the Company is or has been a member of an Affiliated Group for any Tax purpose since January 1, 1996. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

                  (g) All deficiencies asserted or assessments made as a result of examinations by any taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and, except as set forth on Schedule 5.14, there are no other audits or investigations by any taxing authority or proceedings in progress, nor has Poth or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised in writing by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed adjustment or deficiency for any subsequent Taxable Period. The results of any settlement and the necessary adjustments resulting therefrom are properly reflected in the Financial Statements.

                  (h) Neither the Company, or any other Person (including any of the Shareholders) on behalf of the Company has (i) filed a consent pursuant to
Section 341 (f) of the Code or agreed to have Section 341 (f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341 (f)(4) of the Code) owned by the Company, (ii) agreed to or is required to make any adjustments pursuant to Section 481 (a) or Section 482 of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or otherwise or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any Taxable Period ending on or before the Closing Date to any Taxable Period ending thereafter, (iii) executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or

(iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                  (i) No property owned by the Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

                  (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period.

                  (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any amount that would not be deductible by the Company or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                  (l) The Company has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of
Section 6662(d) of the Code.

                  (m) The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                  (n) There are no security interests or liens as a result of any unpaid Taxes upon any of the assets of the Company or any of its subsidiaries.

                  (o) All material Tax elections of the Company are clearly set forth in the Tax Returns described in Section 5.17(e). The Company has no elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 473, 1017, 1033 or 4977 of the Code.

                  (p) The Company has never been a member of any Affiliated Group of Companies for any Tax purposes. The Company has no liability for Taxes of any person (other than the Company) under Section 1.1502-6 of the Treasury regulations under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Except as otherwise set forth in the Disclosure Schedule, the Company owns no interest in any entity that is treated as a partnership for U.S. federal income tax purposes or could be treated as a pass-through or transparent entity for any Tax purpose.

                  (q) None of the Shareholders is a foreign person within the meaning of Section 1445 of the Code.

                  (r) The Company has not filed an election pursuant to Revenue Procedure 95-11, 1995-1 C.B. 505 or under Treasury regulation Section 1. 1 502-75(c) or any similar provision of foreign, national, international, state or local law.

                  (s) Since December 31, 1999, the Company has not incurred any liability for Taxes outside of the ordinary course of business.

                  (t) The Company has no deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date.

                  (u) The Company has not distributed the stock of any Company in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of the Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

                  (v) There are no outstanding options, warrants, securities convertible into stock, or other contractual obligations that might be treated for U.S. federal income tax purposes as stock or another equity interest in the Company.

                  (w) None of the indebtedness of the Company constitutes "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code.

                  (x) Neither the Shareholders nor the Company has taken any action prior to the date hereof, and will not take any action prior to the Effective Time, which would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code.

         5.18 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and businesses against risks of the nature normally insured against by companies in the same or similar lines of business and in coverage amounts typically and reasonably carried by such companies (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies and has not caused a termination of such policies. Schedule 5.18 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to ViaSource) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $5,000 that relates to loss or damage to the properties, assets or businesses of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.19 RECEIVABLES. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the

Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the date hereof) without setoff or counterclaims, subject to the allowance for doubtful accounts set forth in Schedule 5.19. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including, without limitation, all trade account receivables arising from the provision of goods and/or services, notes receivable and insurance proceeds receivable. There is no contest, claim or right of set-off under any Contract with any obligor of any Receivable of the Company relating to the amount or validity of such Receivable.

         5.20 LICENSES AND PERMITS. The Company possesses all licenses, approvals, permits or authorizations from governmental authorities (collectively, the "Permits") for the operation of the Business and Schedule
5.20 sets forth a true, complete and accurate list of all such Permits and all applications for Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them.

         5.21 INTELLECTUAL PROPERTY.

                  (a) Schedule 5.21 contains a true and complete list of the Company's patents, patent applications, trademarks, trademark applications, trademark registrations, trade names, service marks, service mark applications, Internet domain names, service mark registrations, Internet domain name applications, copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the Company to protect its interests therein (the "Intellectual Property").

                  (b) The Intellectual Property consists solely of items and rights which are: (i) owned Intellectual Property or (ii) in the public domain. The Assets include all rights in Intellectual Property necessary to conduct the Business, including without limitation, to the extent required to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and assign and sell, the Intellectual Property. No payments are required for the continued use of the Intellectual Property.

                  (c) The Company's reproduction, manufacturing, distribution, licensing, sublicensing, sale or the exercise of any other rights in any Intellectual Property or product, work, technology or process as now used in the conduct of the Business or offered or proposed for use in the conduct of the Business, does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress of any person or the patent of any person. No claims have been asserted or are threatened by any person, nor are there any valid grounds for any bona fide claim (i) challenging the validity, effectiveness or ownership by the Company of any of the Intellectual Property, or (ii) to the effect that the Company's use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use in the conduct of the Business, infringes or will infringe on any intellectual property or other proprietary right of any person . All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company are enforceable and subsisting. There is no unauthorized use, infringement or misappropriation of any of the Intellectual Property owned by the Company by any third party, employee or former employee.

                  (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property owned by the Company on behalf of the Company (i) have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor or the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (e) The Company is not, nor as a result of the execution or delivery of this Agreement or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any Intellectual Property.

                  (f) Schedule 5.21(f) contains a true and complete list of all of the Company's software programs (the "Software Programs"). The Company owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                  (g) The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by the Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and (iii) have not been disclosed to any third party.

         5.22 CONTRACTS. Schedule 5.22 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to ViaSource. Schedule 5.22 identifies all of the Material Contracts identified therein that require the Consents of third parties to the transactions contemplated hereby. All consents set forth in Schedule 5.22 have been obtained, unless otherwise indicated on such schedule. The copy of each Material Contract furnished to ViaSource is a true, correct and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except for those Material Contracts set forth on Schedule 5.22 for which consents to assignment have not been obtained at or prior to Closing, the Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company or any other party under any Material Contract except with respect to any defaults which may arise upon Closing as a result of a consent to assignment or transfer or a release having not been obtained. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 5.22 "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligation to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide or obtain products or services; (c) leases of real property; (d) leases of personal property; (e) distribution, sales agency or franchise or similar agreements; (f) agreements providing for an independent contractor's services; (g) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (h) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (i) other contracts relating to pending capital expenditures by the Company exceeding $5,000 per contract; (j) non-competition agreements restricting the Company or any Shareholder in any manner, (k) any contracts obligating the Company to make payments in excess of $5,000, in the aggregate per contract, over the remaining term of such contract; and (l) all other Contracts or understandings which are material to the Company, or the Business, assets or properties, irrespective of subject matter and whether or not in writing. The continuation, validity and effectiveness of all the Material Contracts will not be effected by their transfer to ViaSource under this Agreement, except as set forth on Schedule 5.22.

         5.23 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each Shareholder is acquiring the ViaSource Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the ViaSource Shares, except in compliance with applicable state and federal securities laws. The Shareholders have had the opportunity to discuss the transactions contemplated hereby with ViaSource and has had the opportunity to obtain such information pertaining to ViaSource as has been requested. Except as provided on Schedule 5.23, each Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the ViaSource Shares. The Shareholders hereby represent that they can bear the economic risk of losing his/her investment in the ViaSource Shares and has adequate means for providing for his/her current financial needs and contingencies.

         5.24 NO COMMISSIONS. Neither the Company nor the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         5.25 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 5.25(a) sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified in Schedule 5.25(b) and the Company's principal places of business and chief executive offices are indicated in Schedule 5.25(b). All locations where the equipment, inventory, chattel paper and books and records of the Company are located as of the date hereof are fully identified on Schedule 5.25(b).

         5.26 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information made or provided by the Company and/or the Shareholders contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Company has provided ViaSource with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         5.27 YEAR 2000 COMPLIANCE.

                  (a) All computer hardware, software, systems and equipment utilized by the Company shall, as currently designed, fully operate during and after the calendar year 2000. Without limiting the foregoing, such computer hardware and software shall during and after the calendar year 2000:

                           (i) Operate without error relative to date or time data;

                           (ii) Record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as on or before December 31, 1999;

                           (iii) Maintain functionality with respect to the introduction of records containing dates falling on or after January 1, 2000;

                           (iv) Maintain functionality with respect to date and time date handling, including but not limited to date and time data century recognition, calculations which accommodate same century, single-century, and multi-century formulas and data values, and date and time data interface values that reflect century;

                           (v) Include the indication of century in all date-related interface functions and data fields;

                           (vi) Include the appropriate logic for leap year determination;

                           (vii) Be interoperable with other product(s) used by Company.

         5.28 RELATED PARTY TRANSACTIONS. To the best knowledge of the Company and the Shareholders, no officer, director, shareholder, employee or, except as disclosed on Schedule 5.28, former officer, director or shareholder of the Company, and no affiliate or relative of any of them:

                                    (A) owns, directly or indirectly, any
                  interest in (excepting not more than five percent share holdings for investment purposes in securities of publicly held and traded companies), or is in an officer, partner, director, employee or consultant of, or otherwise receives remuneration in excess of $5,000 from, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of the Company;

                                    (B) owns, directly or indirectly, in whole
                  or in part, any tangible or intangible property, the use of which is necessary for the conduct of the Business; or

                                    (C) owes any amount to the Company, or has
                  any cause of action or other claim against the Company.

          5.29 CHANGES SINCE THE CURRENT BALANCE SHEET. Except as specifically set forth in Schedule 5.29, since the date of the Current Balance Sheet, the Company has not (a) issued any capital stock or other securities; (b) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (c) (1) paid any bonus to or increased the rate of compensation of any employee earning more than $50,000 per year, or amended any other terms of employment of any such person, or (2) paid bonuses to all employees earning $50,000 or less per employee per year of more than $30,000 in the aggregate or increased the rate of compensation of such employees by more than $130,000 in the aggregate on an annual basis; (d) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $5,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) waived, cancelled, compromised or released any rights having a value in excess of $5,000 in the aggregate; (i) made or adopted any change in its accounting practice or policies; (x) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (j) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice;
(k) entered into any employment agreement; (l) terminated, amended or modified any agreement involving an amount in excess of $5,000; (m) imposed any security interest or other Lien on any of its Assets; (n) delayed paying any account payable which is due and payable except to the extent being contested in good faith; (o) made or pledged any charitable contribution; (p) entered into any other transaction or was subject to any event which had or may have a Material Adverse Effect on the Corporation or the Business; (q) engaged in any transaction out of the ordinary course of the Business; (r) suffered or incurred any work interruptions, labor grievances, or claims filed, or any similar event which has or would have a Material Adverse Effect on the Company or the Business; or (s) agreed to do or authorized any of the foregoing.

         5.30  SUPPLIERS AND CUSTOMERS.

                  (a) Schedule 5.30 lists (i) all suppliers to which the Company made payments during the year ended December 31, 1999, in excess of five percent (5%) of the cost of sales as reflected on the Company's statement of operations for the year ended December 31, 1999 and (ii) all customers that paid the Company during the year ended December 31, 1999, more than five percent (5%) of the Company's sales revenues as reflected on its statement of operations for the year ended December 31, 1999 ("Customers").

                  (b) None of the Customers or suppliers listed in Schedule 5.30 has terminated or discontinued their business with the Company and the Company has no knowledge which might reasonably indicate that any of the Customers or suppliers listed in Schedule 5.30 intend to cease purchasing from, selling to, or dealing with, the Company, nor has any information been brought to the Shareholder' attention which might reasonably lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement. The Company has no knowledge which might reasonably indicate, nor has any information been brought to the Shareholders' attention which might reasonably lead them to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by the Company, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the Company.

         5.31 ORDINARY COURSE. Since December 31, 1999, except as set forth in
Schedule 5.29 or Schedule 5.31, the Company has conducted its business only in the ordinary course and consistent with its prior practices.

         5.32 EQUIPMENT. As of the date hereof and on the Closing Date, all equipment owned or leased by the Company and used in connection with the operation of the Business shall be in good condition and working order, subject to such routine maintenance and repairs thereto as may be required in the ordinary course of the business of the Company, except as would not have, individually or in the aggregate, a Material Adverse Change on the Business.

         5.33 DISCLOSURE. No information furnished by or on behalf of either of the Shareholders or the Company to ViaSource contains any untrue statement of a material fact or omits to state any fact necessary to make the information disclosed not misleading.

         5.34 NO ILLEGAL OR IMPROPER TRANSACTIONS. To the knowledge of the Company or the Shareholders, neither the Company nor any shareholder, officer, director, employee, agent or Affiliate of any of them has offered, paid or agreed to pay to any Person (including any governmental official) or solicited, received or agreed to receive from any Person, directly or indirectly, any money or thing of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of the Company.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company and the Shareholders, jointly and severally, covenant and agree that, except as otherwise expressly required or permitted by the terms of this Agreement, between the date of this Agreement and the Closing, the business of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of business consistent with past practice. The Company and the Shareholders shall use its or their reasonable best efforts to preserve intact the Company's business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other Persons with which it has business relations. By way of amplification and not limitation, the Company shall not, except as expressly required or permitted by the terms of this Agreement between the date of this Agreement and the Closing, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of ViaSource:

                  (a) amend or otherwise change its charter or bylaws;

                  (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice; or any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (e) sell, lease or transfer any of its properties or assets (other than in the ordinary course of business consistent with past practice), or acquire (including, without limitation, for cash or shares of stock, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets; or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or purchase any property or assets of any other Person (except in the ordinary course of business consistent with past practice); make or obligate itself to make capital expenditures out of the ordinary course of business consistent with past practice; other than in the ordinary course of business consistent with past practice, incur any obligations or liabilities including, without limitation, any indebtedness for borrowed money, issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, modify, terminate, amend or enter into any Contract other than as expressly required or permitted herein or in the ordinary course of business consistent with past practice, or impose any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice;

                  (f) pay any bonus to its officers or employees, or increase the compensation payable or to become payable to its officers or employees or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing trust, compensation, stock option, restricted stock pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Financial Statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice or delay paying any amount payable beyond forty-five (45) days following the date on which it is due, except to the extent being contested in good faith;

                  (i) enter into any transaction or agreement with the Shareholder or an Affiliate thereof except for such transactions or agreements expressly permitted herein;

                  (j) make or pledge any charitable contributions in excess of $5,000 in the aggregate; or

                  (k) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article V untrue or incorrect in any respect.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         7.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the covenants of the Company under this Agreement.

         7.3 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other party hereto; provided, that any information that is otherwise publicly available, or has been obtained from a third party, without breach of this provision, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by the Company or the Shareholders without the prior approval of ViaSource and Poth.

         7.4 RESTRICTIVE COVENANT. In order to assure that the ViaSource Companies will realize the benefits of this transaction, the Company and Poth agree with the ViaSource Companies that Poth will not:

                  (a) for a period of three (3) years from the date hereof, directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any Competitive Activity. As used herein "Competitive Activity" shall consist of the sale, solicitation for sale, marketing, licensing, servicing, distributing of, or other business activity of whatsoever kind or nature relating to the Business, including but not limited to the provision of services to media or communications companies or their customers, which competes, directly or indirectly, with the business, technology, products or services of ViaSource and its Affiliates in the United States.

                  (b) for a period of three (3) years from the date hereof, directly or indirectly (i) induce any Person that is a customer of ViaSource or any Affiliate of ViaSource to patronize any business directly or indirectly engaged in any Competitive Activity; (ii) canvass, solicit or accept from any Person which is a customer of ViaSource or any Affiliate of ViaSource any Competitive Business; or (iii) request or advise any Person which is a customer or supplier of ViaSource or any Affiliate of ViaSource to withdraw, curtail or cancel any such customer's or supplier's business with ViaSource or any Affiliate of ViaSource, or its or their successors;

                  (c) for a period of three (3) years from the date hereof, directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by ViaSource or any Affiliate of ViaSource at or within the six (6) month period immediately preceding the date of such employment, or in any manner seek to induce any such person to leave his or her employment;

                  (d) except in connection with his or her employment at ViaSource, at any time following the date hereof, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his/her possession ViaSource's or any ViaSource Affiliates' proprietary rights or records, including, but not limited to, any of its or their customer lists.

The Company and Poth agree and acknowledge that the restrictions contained in this Section 7.4 are reasonable in scope and duration and are necessary to protect ViaSource after the date hereof. If any provision of this Section 7.4 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 7.4 will cause irreparable damage to ViaSource and upon breach of any provision of this Section 7.4, ViaSource shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which ViaSource may have (including, without limitation, the right to seek monetary damages).

         7.5      TAX MATTERS.

                  (a) Tax Returns. Poth shall duly prepare, or cause to be prepared, and file, or cause to be filed, and the Shareholders shall pay or cause to be paid, on a timely basis, all Tax Returns and taxes due for or by the Company for any period ending on or before the Closing Date. Poth shall prepare and provide ViaSource with a copy of the short year tax return within ninety
(90) days of the date hereof or by fifteen (15) days prior to the due date, whichever is sooner. All other tax returns shall be prepared and submitted by ViaSource. The Shareholder shall not file any amended Tax Returns with respect to the Company without the prior written consent of ViaSource.

                  (b) Tax Cooperation. Each party shall provide the other parties with such information and records and access to such of its officers, directors, employees and agents as may be reasonably required by such other parties in connection with the preparation of any tax return or any audit or other proceeding relating to the Company or the transactions contemplated herein. Each party shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any claim, audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such claim, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (c) Best Efforts. The parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby) unless the result of such effort shall result in any unreasonable or unreimbursed cost or expense to any party.

                  (d) Tax Audits. Poth shall have the sole right to represent the Company's interests in any tax proceeding relating to Taxable Periods of the Company ended on or prior to the Closing Date and to employ counsel of its choice at its own expense; provided, however, that Poth's choice of counsel shall be subject to the approval of The ViaSource Companies, which approval shall not be unreasonably withheld; provided, however, that the ViaSource Companies shall have the right to consult with Poth regarding such tax proceedings and that any settlement or other disposition of any such tax proceeding may only be made with the consent of the ViaSource Companies, which consent shall not be unreasonably withheld. The ViaSource Companies shall have the sole right to represent the Company's interests in any tax proceeding relating to Taxable Periods ending after the Closing Date and to employ counsel of its choice at its expense, subject to the ViaSource Companies' right to indemnification hereunder. The ViaSource Companies shall keep Poth informed of all material developments and events relating to such tax proceeding to the extent that such material developments and events relate to Taxable Periods ending on or prior to the Closing Date. The ViaSource Companies and Poth each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding.

                  (e) Reporting Requirements. The Shareholders, Company and ViaSource all agree to comply with the reporting requirements of Treasury Regulation Section 1.368-3.

         7.6 DELIVERY OF PROPERTY RECEIVED BY THE SHAREHOLDERS AFTER CLOSING. The Shareholders agree that they will transfer or deliver to ViaSource, promptly after the receipt thereof, any cash or other property which any Shareholder receives on behalf of the Company after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to ViaSource.


         7.7 EMPLOYMENT AND NON-COMPETITION AGREEMENT. Poth shall enter into an Employment and Non-Competition Agreement with ViaSource in the form set forth on Exhibit B. No portion of the Purchase Price shall be allocated to Poth's rights and duties under the Employment and Non-Competition Agreement.

         7.8 SHAREHOLDERS AND DIRECTOR VOTE. Each Shareholder, in executing this Agreement, consents as a director and/or shareholder (as applicable) of the Company to the Merger and waives notice of any meeting in connection therewith.

         7.9 RELEASE BY THE SHAREHOLDERS. The Shareholders do hereby for themselves and for their respective heirs, personal representatives, successors and assigns (collectively, the "Releasors") release, remise and forever discharge the Company, from any and all debts, sums of money, accounts, claims, actions, causes of action, suits, damages, judgments, losses, contracts, demands, expenses (including attorneys' fees and costs) and/or liabilities of any kind which any of the Releasors ever had, now have or which they can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement, against the Company.

         7.10 USE OF THE INTELLECTUAL PROPERTY. The Shareholders shall not use any of the Intellectual Property after the Closing Date, except in connection with employment by ViaSource.

         7.11     NO SHOPPING.

                  (a) The Company and the Shareholders covenant, jointly and severally, that, from and after the date hereof until the termination of this Agreement without the express written consent of ViaSource, neither the Company nor the Shareholders shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any Person (other than ViaSource or its Affiliates or their representatives) relating to the possible acquisition, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, management agreement, license or distribution agreement or otherwise (any such acquisition or other transaction or agreement being referred to herein as an "Acquisition Transaction"), of any interest in the Company (other than inventory or obsolete, damaged or worn assets sold or otherwise disposed of in the ordinary course of the Business and consistent with past practice), (ii) provide information with respect to the Company to any Person (other than ViaSource or its Affiliates or their representatives) in connection with a possible Acquisition Transaction or (iii) enter into an agreement with any Person (other than ViaSource or its Affiliates) concerning a possible Acquisition Transaction. Prior to the termination of this Agreement, if the Company or the Shareholders receives an unsolicited offer or proposal relating to a possible Acquisition Transaction, the Company or the Shareholders, as the case may be, shall immediately notify ViaSource and provide information to

ViaSource as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal (including, without limitation, the proposed price and financing therefor).

                  (b) The parties recognize and acknowledge that a breach by the Company and the Shareholders of this Section 7.11 will cause irreparable and material loss and damage to ViaSource as to which it will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing which results in the acquisition by a Person other than ViaSource or its Affiliates of a majority of the assets of the Business (measured by fair market value) or of the capital stock of the Company, the Company and the Shareholders shall promptly reimburse ViaSource for all fees and expenses (including, without limitation, out-of-pocket expenses, fees and expenses of accountants, counsel and other advisors, and the like) incurred by them in connection with the transactions contemplated by this Agreement.

         7.12     POST-CLOSING PURCHASE PRICE ADJUSTMENTS.

                  (a)      Net-Worth Adjustment.

                            (i) In order to compensate for the increase or decrease, if any, in the Net Worth of the Company for the period beginning January 1, 2000 and ending on May 31, 2000, or the Closing Date, whichever is later, ViaSource agrees that it shall, on or before August 31, 2000, determine the Net Worth of the Company as though the Merger was effective on May 31, 2000, or the actual Closing Date, whichever is later (the "Adjusted Closing Date Net Worth"). In the event that the Adjusted Closing Date Net Worth exceeds the Net Worth of the Company on December 31, 1999, as set forth in Schedule 5.7, ViaSource will make payment to the Shareholders of one hundred percent (100%) of such excess on or before September 30, 2000. Such payment shall be comprised of shares of ViaSource Common Stock (valued at $2.50 per share), Cash Consideration and Notes, on a pro rata basis consistent with the allocation of the Purchase Price set forth in
         Section 2.2. In the event that the Adjusted Closing Date Net Worth is less than the Net Worth of the Company on December 31, 1999, the Shareholders will make payment to ViaSource of one hundred percent (100%) of such difference on or before September 30, 2000. Such payment shall be comprised of shares of ViaSource Common Stock (valued at $2.50 per share), Cash Consideration and Notes, on a pro rata basis consistent with the allocation of the Purchase Price set forth in
         Section 2.2. The Shareholders shall, however, have the right to make such payment in cash in lieu of pro rata in ViaSource Common Stock, Cash Consideration and Notes. For purposes of this Section 7.12, "Net Worth" shall, subject to Section 7.12(a)(iii) hereof, in each case be defined as the Total Assets of the Company less its Total Liabilities as reflected on the Company's balance sheet as of the applicable date, as determined in accordance with GAAP, consistently applied.

                           (ii) In the event that Poth disagrees with the Net Worth determination in Section 7.12(a)(i) above or the Income Tax Adjustment determination in Section 7.12(b) below, then he shall provide notice of such disagreement and its proposed Net Worth determination to ViaSource in writing in accordance with the notice provisions of this Agreement within fifteen (15) days of receipt of the Net Worth determination (the "Notice of Objection"). In the event of a disagreement between ViaSource and Poth with respect to the calculation of the Net Worth determination, which is not resolved within thirty (30) days from the date of delivery of the Notice of Objection, then such disagreement shall be referred to a "big five" accounting firm not otherwise in the employ of any of the parties hereto as of the date of this Agreement or at the time of computation of such adjustment (the "Settlement Accountants"), and the determination of the Net Worth by the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than thirty (30) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be paid equally by Poth and ViaSource.

                          (iii) Notwithstanding anything in this Agreement to the contrary, for purposes of computing Adjusted Closing Date Net
         Worth:

                           (A) the Company's income derived from Direct TV installations and other sources of revenues subject to potential charge back liability shall be treated as having been earned on the date the installations or other services were completed and shall not be accrued ratably over the charge back periods. No reserve shall be created for such charge back liability; rather, the amount of any charge back shall be treated as an expense only if and when the Company received notice of such charge back liability. The adjustment for such charge back shall be net of any deferred taxes previously paid or reserves by the Company with respect to such items, as appropriate. Further, any subsequent credits or reimbursements made by Direct TV with respect to charge backs previously charged to the Company shall be credited to the hold back reserves or, if any such amounts are received after the hold back amounts have been dispersed, shall be paid to the Shareholders; and

                           (B) Total Assets shall be increased by an amount equal to the amount of the Company's tax liability paid by the Shareholders pursuant to Section 7.5(a).

                  (b) Income Tax Adjustment. In order to accommodate the Company and the Shareholders' request for a tax-free reorganization, the Purchase Price shall be decreased by fifty percent (50%) of the present value of the increased income tax ViaSource will incur because it cannot amortize (i.e., deduct) over fifteen (15) years the excess of the Purchase Price over the tax basis of the Company's Total Assets at the Closing Date, using an assumed tax rate of 40% and a discount rate of 11% compounded at the end of each year, all in accordance with the Schedule 7.12 (the "Income Tax Adjustment"). The Income Tax Adjustment shall be initially determined by ViaSource no later than 15 days after the determination of the Net Worth pursuant to Section 7.12(a) above. The Shareholder will make payment to ViaSource of an amount equal to the Income Tax Adjustment on or before the later of the 15th day after ViaSource issues to the Shareholder a written notice specifying the amount of the Income Tax Adjustment and supporting calculations or September 30, 2000. Such payment shall be comprised 50% of shares of ViaSource Common Stock (valued at $2.50 per share), 25% of Cash Consideration and 25% of Notes.

         7.13 PARTICIPATION IN VIASOURCE BENEFIT PLANS BY EXCALIBUR EMPLOYEES. Excalibur Employees will receive credit for prior service with Excalibur for purposes of vesting and eligibility in retirement plans and other benefit plans of the ViaSource Companies.

         7.14 RELEASE OF GUARANTEES. Following the Closing, the ViaSource Companies, the Company and the Shareholders shall (without expenditure of funds by the Shareholders) use their best efforts to cause Eric Poth to be released from all personal guarantees of the obligations identified on Schedule 7.14.

         7.15 CONSENTS TO ASSIGNMENTS. Following the Closing, the ViaSource Companies, the Company and the Shareholders shall use their best efforts to obtain consents to the assignment to ViaSource of all material contracts as set forth on Schedule 5.22.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1      AGREEMENTS FOR INDEMNIFICATION.

                  (a) The Shareholders agree to indemnify and hold ViaSource, the Company following the Closing, and their stockholders, directors, officers, employees, attorneys and Affiliates (collectively, for purposes of this Article VIII, the "ViaSource Indemnitees") harmless from and against, and, at the ViaSource Indemnitees' election, in its sole discretion, the ViaSource Indemnitees shall be entitled to recover by set off against the Held Back Shares, the Held Back Cash and the Note in accordance with Section 8.3, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the ViaSource Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company or the Shareholders in or pursuant to this Agreement or (iii) any inaccuracy in any certificate, instrument or other document delivered by the Company or the Shareholder as required by this Agreement, (iv) the failure to obtain a Consent with respect to any Material Contract, (v) any transfer taxes that may be due and owing to any Governmental Authority with respect to matters arising prior to the Closing,
(vi) claims brought by or on behalf of any former shareholder of the Company against any party to this Agreement or their respective officers, directors, representatives, agents (including legal counsel), or successors in interest, and (vii) any claims brought with respect to the Company's compliance with the Fair Labor Standards Act (collectively, "Indemnifiable Damages"). Notwithstanding anything in this Agreement to the contrary, the Shareholders shall have the right to prevent a set off against the Held Back Shares by making a cash payment within 29 days from the date of the date of notice as provided for in Section 8.3(a) below or such later date as set off would occur under
Section 8.3(b) in the event of a contest, in the amount that would otherwise be satisfied by the set off.

                  (b) ViaSource agrees to indemnify and hold the Shareholders, their personal representatives, heirs or assigns (collectively, for purposes of this Article VIII, the "Shareholder Indemnitees") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Shareholder Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by the Via Source Companies, or either of them, in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the ViaSource Companies in or pursuant to this Agreement or (iii) any inaccuracy in any certificate, instrument or other document delivered by ViaSource as required by this Agreement (collectively, "Shareholder Indemnifiable Damages").


         8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties set forth in this Agreement shall survive the Closing or termination of this Agreement and shall remain in full force and effect for a period of two (2) years from the Closing Date; provided, however, that the representations and warranties and rights of indemnification with respect to breaches thereof set forth in Sections 5.11, 5.14, 5.15, 5.16, 5.17, 5.20, 5.21 and 5.34 shall remain in full force and effect until the expiration of the applicable statute of limitations (including any extension thereof). Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties hereto contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         8.3 SECURITY FOR SHAREHOLDERS INDEMNIFICATION OBLIGATION. As security for the indemnification obligations contained in this Article VIII, ViaSource shall hereby set aside and hold, and the Company and the Shareholders hereby grant a security interest in (i) the shares represented by the certificates representing the Held Back Shares, (ii) the Held Back Cash, and (iii) the Held Back Note. The ViaSource Indemnitees may set off fully against (i) the Held Back Shares, (ii) the Held Back Cash, and (iii) the Held Back Note, on a pro rata basis consistent with the allocation of the Purchase Price set forth in Section 2.2, the Indemnifiable Damages for which the Company or the Shareholders may be responsible pursuant to this Agreement subject, however, to the following terms and conditions:

                  (a) The ViaSource Indemnitees shall give written notice to the Company and the Shareholders of any claim for Indemnifiable Damages which notice shall set forth (i) the amount of Indemnifiable Damages which the ViaSource Indemnitees claims to have sustained by reason thereof, and (ii) the basis of such claim;

                  (b) Such set off shall be effected on the later to occur on the expiration of 30 days from the date of notice under Section 8.3(a) (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off, to the extent taken with respect to the Held Back Shares, shall be charged proportionally against the shares set aside; and

                  (c) For purposes of any set off against the Held Back Shares pursuant to this Article VIII, the shares of ViaSource Common Stock shall be valued at $2.50 per share.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Shareholders shall have a right to prevent a set off against the Held Back Shares by making a cash payment within 29 days from the date of the date of notice under Section 8.3(a) or such later date as set off would occur under Section 8.3(b) in the event of a contest, in the amount that would otherwise be satisfied by the set off.

         8.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of set off (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the Held Back Shares in accordance with Schedule 2.1; provided, however, that, there shall also be deposited with ViaSource subject to the terms of this Article VIII, all shares of ViaSource Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock issued or issuable and cash paid or payable or paid upon the Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         8.5 DELIVERY OF HELD BACK SHARES. ViaSource agrees to deliver to the Shareholders no later than twelve (12) months after the date hereof any Held Back Shares, Held Back Cash and Held Back Note then held by it unless there then remains unresolved any claim for Indemnifiable Damages as to which notice has been given, in which event any Held Back Shares remaining on deposit after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

         8.6 ADJUSTMENT TO PURCHASE PRICE. All payments for Indemnifiable Damages made pursuant to this Article VIII shall be treated as adjustments to the Purchase Price.

         8.7 NO BAR. If the Held Back Shares, the Held Back Cash and the Held Back Note are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Shareholders prior to the making or resolution of such claim), then the ViaSource Indemnitees may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages, subject to the aggregate monetary threshold under
Section 8.9(b) hereof and the monetary cap on liability of the Shareholders under Section 8.9(c) hereof, which limitations shall apply to any and all rights and remedies asserted in connection with this Agreement except those expressly excluded from such limitations pursuant to Section 8.9(c).

         8.8 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude any party entitled to indemnification hereunder from asserting any other right, or seeking any other remedies against any party obligated to provide indemnification hereunder, subject to the aggregate monetary threshold under Section 8.9(b) hereof and the monetary cap on liability of the Shareholders under Section 8.9(c) hereof, which limitations shall apply to any and all rights and remedies asserted in connection with this Agreement except those expressly excluded from such limitations pursuant to
Section 8.9(c).

         8.9      LIMITATIONS.

                  (a) The indemnification obligations with respect to representations and warranties of the Company and the Shareholders in Article V and all covenants of the Company and the Shareholders in this Agreement are joint and several obligations. This means that the Shareholders will be responsible to the extent provided in this Article VIII for the entirety of any indemnification to which the ViaSource Indemnitees may be entitled under this Article VIII.

         (b) No party entitled to indemnification hereunder may assert any claim for Indemnifiable Damages until such time as all such Indemnifiable Damages, cumulatively in connection with all such claims, aggregate at least $50,000 after which time the indemnified party may assert all claims for indemnification for those Indemnifiable Damages only to the extent they exceed the $50,000 threshold. The $50,000 threshold provided in this Section 8.9(b) shall not be applicable to defaults by the ViaSource Companies to make payment of the Purchase Price, adjustment thereto or interest thereon, all as set forth in this Agreement.

                  (c) The indemnification obligation of Shareholders under this
Article VIII to the ViaSource Indemnitees, for all claims other than those arising from fraud by the Company or the Shareholders against ViaSource shall be limited to the Purchase Price (net of adjustments pursuant to Section 7.12); provided, however, that the indemnification obligations of Poth set forth in
Section 8.1(a)(vi), for any claims brought by or on behalf of any former shareholders of the Company, shall not be subject to any such limitation.

                  (d) Notwithstanding anything in this Agreement to the contrary, the liability of each Employee Shareholder shall not exceed that portion of the Purchase Price received by such Employee Shareholder.

         8.10 GROSS-UP. If any indemnification payment is determined to be taxable to the party receiving such payment by any taxing authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt or accrual of such payment (taking into account any actual reduction in tax liability to the receiving party) and any costs and expenses (including reasonable attorneys' fees) incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, dispute, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes). The amount recoverable by a party entitled to indemnification hereunder shall take into account the value of any insurance recoveries or actual reduction in Tax liability realized by such Indemnitee, and arising from the same incident or set of facts or circumstances giving rise to the claim for indemnity.


                                   ARTICLE IX

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the date hereof of the ViaSource Shares:

         9.1      DISPOSITION OF SHARES.

                  (a) Except as set forth in the Amended and Restated Stockholders Agreement referred to in Article X below, the Shareholders may not, directly or indirectly, offer, sell, contract to sell, pledge, purchase or sell any put or call option, or participate in any derivative transaction relating to, or otherwise dispose of the ViaSource Shares received in connection with the Merger prior to a date that is twelve months from the date hereof.

         (b) Each Shareholder represents and warrants that the ViaSource Shares hereafter acquired by him/her are being acquired for his/her own respective account and will not be sold or otherwise disposed of, except pursuant to (i) an exemption from the registration requirements under the Securities Act, (ii) in accordance with Rule 145(d) under the Securities Act, or (iii) an effective registration statement filed by ViaSource with the SEC under the Securities Act. To the extent the Shareholders comply with the provisions of Rule 145(d) under the Securities Act in effecting sales of the ViaSource Shares, ViaSource agrees to provide its transfer agent with appropriate instructions and/or opinions of counsel in order for them to sell, transfer and/or dispose of the ViaSource Shares in accordance with Rule 145(d).

         9.2 LEGEND. The certificates representing the ViaSource Shares shall bear the following legends:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.

ViaSource may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with the federal securities laws.

         9.3 NO REGISTRATION. Each Shareholder acknowledges that the ViaSource Shares being delivered hereunder are not registered shares and that ViaSource has no obligation to register the ViaSource Shares at any time, except as set forth in the amended and restated Stockholders Agreement referred to in Article X below.


                                    ARTICLE X

                          CONDITIONS TO THE OBLIGATIONS
                           OF THE VIASOURCE COMPANIES

         The obligations of the ViaSource Companies to effect the transactions contemplated hereby, shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by ViaSource:

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Shareholders and the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Shareholders and the Company shall have performed and complied with all of the obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article VII herein. The Shareholders and the Company shall have delivered to ViaSource a certificate, dated as of the Closing Date, duly signed, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         10.2 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any events that have had or are reasonably likely to have a Material Adverse Change, with the respect to the Company or its Assets.

         10.3 CERTIFICATE. The Shareholders shall have delivered to ViaSource
(i) copies of the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the date hereof, (ii) copies of resolutions adopted by the Board of Directors and shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the Commonwealth of Kentucky and each other state in which it is qualified to do business as of a date not more than ten (10) days prior to the Closing Date, certified in each case as of the date hereof by the Secretary of the Company as being true, correct and complete.

         10.4 OPINION OF COUNSEL. ViaSource shall have received an opinion, dated as of the Closing Date, from counsel for the Company and the Shareholders acceptable to ViaSource, in form and substance acceptable to ViaSource, to the effect that:

                  (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Kentucky and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) the Company has obtained all necessary authorizations and consents of its Board of Directors and shareholders to effect the transactions contemplated hereby;

                  (c) all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable;

                  (d) such counsel does not know of any litigation, proceeding or investigation pending or threatened which could reasonably be expected to have Material Adverse Effect on the Company, or which questions the validity of this Agreement;

                  (e) such counsel does not know of any event that has occurred or state of facts that exists which would constitute a breach of any of the representations and warranties made by the Company and the Shareholders pursuant to Article V of this Agreement;

                  (f) this Agreement is a valid and binding obligation of the Company and the Shareholders, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles; and

         (g) to the knowledge of such counsel, the execution and delivery of this Agreement by the Company and the Shareholders, the performance by the Company and the Shareholders of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company, (v) give to any individual or entity a right or claim against the Company or the Shareholders or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         10.5 CONSENTS. The Company and ViaSource shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any person from whom such consent or waiver is required under any Material Contract.

         10.6 EMPLOYMENT AND NON-COMPETITION AGREEMENT. Poth shall enter into an Employment and Non-Competition Agreement with ViaSource in the form set forth on Exhibit B.

         10.7 RELEASE. At the Closing, the Shareholders, and such of their Affiliates as may be designated by ViaSource, shall deliver to ViaSource a release (collectively, the "Releases") in such form as is satisfactory to ViaSource, releasing all claims of any nature against the Company, including, without limitation, any claims arising out of the Merger and the other transactions contemplated by this Agreement.

         10.8 STOCK POWERS. At the Closing, the Shareholders shall have delivered to ViaSource, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures medallion guaranteed.

         10.9 BOARD APPROVAL. The Board of Directors of ViaSource shall have authorized and approved this Agreement, the Merger and transactions contemplated hereby.

         10.10 LEGAL PROHIBITION. On the Closing Date, no injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action, suit or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. Between the date hereof and the Closing Date, no federal, state or local statute, rule or regulation shall have been enacted or deemed applicable by any government or governmental or administrative agency or court the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby.

         10.11 STOCKHOLDERS AGREEMENT. On or before the Closing Date, the Shareholders shall have executed the restated and amended stockholders agreement of ViaSource substantially in the form of Exhibit C hereto (the "Stockholders Agreement").


                                   ARTICLE XI

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Company or the Shareholders:

         11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the ViaSource Companies contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The ViaSource Companies shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The ViaSource Companies shall have delivered to the Shareholders certificates, dated as of the Closing Date, and signed by executive officers thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

         11.2 OTHER CONDITIONS. At the Closing, ViaSource shall have delivered to Shareholders the Cash Consideration, the Notes and the ViaSource Shares (reduced by the Held Back Shares).

         11.3 OPINION OF COUNSEL. The Shareholders shall have received an opinion, dated as of the Closing, from counsel for ViaSource and the Merger Sub, in form and substance acceptable to the Shareholders, to the effect that:

                  (a) ViaSource is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (c) each of the ViaSource Companies has obtained all necessary authorizations and consents of its respective board of directors and shareholders to effect the transactions contemplated hereby;

                  (d) all issued and outstanding shares of capital stock of ViaSource are duly authorized, validly issued, fully paid and nonassessable; and the ViaSource Shares have been duly authorized and upon issuance in accordance with this Agreement will be validly issued, fully paid and nonassessable.

                  (e) such counsel does not know of any litigation, proceeding or investigation pending or threatened which could reasonably be expected to have Material Adverse Effect on ViaSource, or which questions the validity of this Agreement;

                  (f) such counsel does not know of any event that has occurred or state of facts that exists which would constitute a breach of any of the representations and warranties made by the ViaSource Companies or either of them pursuant to Article IV of this Agreement;

                  (g) this Agreement is a valid and binding obligation of the ViaSource Companies, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles; and

                  (h) to the knowledge of such counsel, the execution and delivery of this Agreement by the ViaSource Companies, the performance by the ViaSource Companies of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not
(i) contravene any provision of the Certificates of Incorporation or Bylaws of either of the ViaSource Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against either of the ViaSource Companies, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against either of the ViaSource Companies, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of either of the ViaSource Companies, (v) give to any individual or entity a right or claim against either of the ViaSource Companies or (vi) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any court or tribunal.

         11.4 NO MATERIAL ADVERSE CHANGE. There shall not have occurred any events that have had or are reasonably likely to have a Material Adverse Change, with respect to the ViaSource Companies.

         11.5 LEGAL PROHIBITION. On the Closing Date, no injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action, suit or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. Between the date hereof and the Closing Date, no federal, state or local statute, rule or regulation shall have been enacted or deemed applicable by any government or governmental or administrative agency or court the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby.

         11.6 STOCKHOLDERS AGREEMENT. On or before the Closing Date, ViaSource and the shareholders of ViaSource shall have executed the restated and amended stockholders agreement of ViaSource substantially in the form of Exhibit C hereto (the "Stockholders Agreement").

         11.7 RELEASE OF GUARANTEES. The ViaSource Companies and Poth, Charles
E. Kirtley ("Kirtley"), James A. Tafralian ("Tafralian") and Duff A. Scudder ("Scudder") shall have received releases of Poth, Kirtley, Tafralian and/or Scudder, as appropriate, from all personal guarantees of the obligations identified on Schedule 7.14, and the ViaSource Companies shall have executed and delivered an indemnity of Poth, Kirtley, Tafralian and Scudder, in form and in substance acceptable to Poth, Kirtley, Tafralian and Scudder, for all such guarantees identified in Schedule 7.14 by Poth, Kirtley, Tafralian and Scudder, which have not been released, at or prior to Closing.


                                   ARTICLE XII

                                   DEFINITIONS

         12.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Closing" means the consummation of the transactions contemplated hereby.

         "Contaminated Site List" means any list, registry or other compilation established by any Governmental Body of facilities or sites that require or potentially require investigation, removal actions, remedial actions or any other response under any Environmental Laws.

         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

         "Disclosure Statement" means the Confidential Private Placement Memorandum of ViaSource delivered to the Shareholders on May 31, 2000.

         "Effective Time" means the time when the transactions contemplated by this Agreement are consummated.

         "Environmental Conditions" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, Release or emission of any Hazardous Materials.

         "Environmental Laws" means all laws, treatises, compacts, settlement or consent agreements, orders, writs, injunctions, judgments, rules, regulations, statutes, ordinances, common law principles, decrees or orders or other binding requirements with or of any national, international, provincial, federal, state, municipal, local or foreign Governmental Body relating to the environment (including, without limitation, natural resources) or the health of humans or other living organisms, including, without limitation, (a) the control, Release or remediation of any Hazardous Material or potential Hazardous Material or protection of the air, water or land, (b) generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or (c) exposure to hazardous, toxic or other substances alleged to be harmful, and (d) final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any Governmental Body, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any such Governmental Body. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder, as currently in effect or as subsequently amended: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section I 10 11 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Water Pollution Control Act, 33 U.S.C.
         Section 125 1, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.; and any similar state, federal, foreign or local statute or ordinance.

         "Environmental Remediation Costs" means all costs and expenses of any Person of actions or activities to (a) clean up or remove or remediate Hazardous Materials, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials, (c) prevent, minimize or mitigate or otherwise respond to the Release or threatened Release of Hazardous Materials, or injury or damage from such Release, or (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for reasonable legal, engineering or other consultant services, for investigation, testing, sampling and monitoring (including, without limitation, medical monitoring), for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means any (a) toxic or hazardous materials or substances; (b) solid, liquid or gaseous wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and Releases of petroleum products; and (e) any other chemical, pollutant, contaminant, waste or other substance (including, without limitation, any product) that is regulated by or pursuant to any Environmental Law.

         "Lien" means any mortgage, pledge, security interest, collateral assignment, preemptive or refused right, equity of any kind encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, prospects, liabilities, rights, obligations, operations, or business which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, or business.

         "Person" means an individual, partnership, Company, business trust, joint stock Company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "Release of Hazardous Materials" means any spilling, leaking, emitting, discharging, injecting, leaching, dumping or disposing into the environment of Hazardous Materials but excludes (a) any release which results in exposure to persons solely within a workplace, (b) emissions from the engine exhaust of a motor vehicle, rolling stock, aircraft, vessel, or pipeline pumping station engine, and (c) the normal application of fertilizer.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto, whenever they may be assessed.


         12.2     OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XIII

                                   TERMINATION

         13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                 (b) by ViaSource in the event of a material breach by the Company or the Shareholders of any provision of this Agreement, including but not limited to the provisions of Article X hereto; or

                 (c) by the Shareholders or the Company in the event of a material breach by ViaSource or Merger Sub of any provision of this Agreement, including but not limited to the provisions of Article XI hereto; or

                 (d) by ViaSource or the Company if the Closing shall not have occurred by June 1, 2000.

         13.2 EFFECT OF TERMINATION. Except as provided in Article VIII and for the provisions of Section 7.3, in the event of termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

IF TO VIASOURCE:

1001 West Cypress Creek Road
Suite 118
Fort Lauderdale, Florida 33309
Attn: Craig A. Russey, President
Facsimile Number: (954) 229-1113

WITH A COPY TO:

Akerman, Senterfitt & Eidson, P.A.
One S.E. 3rd Avenue
28th Floor
Miami, Florida 33131
Attn: Bradley D. Houser
Facsimile Number: (305) 374-5095

IF TO THE COMPANY TO:

Excalibur Cable Communications, Ltd.
14201 Sullyfield Circle
Suite 500
Chantilly, VA 20151
Attn:  Eric Poth
Facsimile Number: (703) 378-1275

WITH A COPY TO:

Reed, Smith, Hazel & Thomas, LLP
8251 Greensboro Drive -- Suite 1100
McLean, VA  22102-3844
Attn: John P. Holman
Facsimile Number:  (703) 734-4699


         14.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and other documents delivered concurrently herewith, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

         14.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Notwithstanding the foregoing, at the Closing ViaSource will pay or reimburse Excalibur and the Shareholders Fifty Percent (50%) of the legal and accounting expenses incurred by Excalibur and the Shareholders in connection with the negotiation and documentation of this Agreement and the consummation of the Merger and the termination of the Company's retirement plan and phantom stock agreements (but excluding all such legal and accounting fees and expenses relating to Poth's distributions of shares of the Company to certain employees and to a trust).

         14.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         14.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Company without the prior written consent of ViaSource. ViaSource may assign all or any portion of its rights hereunder.

         14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute the same instrument.

         14.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.


         14.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State, without regard to conflict of laws principles.

         14.9 JURISDICTION. Any suit, action or proceeding against the Company or the Shareholders arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Broward County, Florida, or in the U.S. District Court for the Southern District of Florida, as ViaSource (in its sole discretion) may elect, and the Company and the Shareholders hereby irrevocably accept and consent to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each of the Company and the Shareholders hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, or the U.S. District Court for the Southern District of Florida, as selected by ViaSource, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Broward County, Florida, or in such District Court has been brought in an inconvenient forum.

         14.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         14.11 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         14.12 ANCILLARY AGREEMENTS. To the extent any agreement ancillary to this Agreement contains any representation or warranty that provides for different or conflicting rights, duties or obligations from those representations and warranties contained herein, the provisions of this Agreement will control.

         14.13 ANNOUNCEMENTS. All press releases, notices to customers and suppliers and other announcements with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both ViaSource and the Company prior to the issuance thereof; provided, that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making such disclosure and provide the other party a reasonable opportunity to review the proposed disclosure).

         14.14 BULK SALES LAWS. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales laws, including Article 6 of the Uniform Commercial Code as it may be in effect in any applicable jurisdiction. This provision shall not be deemed to in any way limit the indemnity provided for in Article VIII hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                VIASOURCE COMMUNICATIONS, INC.,
                                a New Jersey Corporation


                                By: /s/ Craig A. Russey
                                  ------------------------------
                                Name:  Craig A. Russey
                                  ------------------------------
                                Title: President
                                  ------------------------------




                                EX ACQUISITION, INC.,
                                a Delaware Corporation


                                By: /s/ Craig A. Russey
                                  ------------------------------
                                Name:  Craig A. Russey
                                  ------------------------------
                                Title: President
                                  ------------------------------



                                EXCALIBUR CABLE COMMUNICATIONS,
                                LTD., a Kentucky corporation


                                By: /s/ James A. Tafralian
                                  ------------------------------
                                Name:  James A. Tafralian
                                  ------------------------------
                                Title: President and CEO
                                  ------------------------------




                                /s/ K. E. Poth
                                --------------------------------
                                KONRAD ERIC POTH, individually


                                THE KONRAD FORREST POTH 2000 TRUST


                                By:/s/ Ferol Ann Poth
                                   -------------------------
                                   Ferol Ann Poth, Trustee

                                   /s/ Mark C. Bricker
                                  ------------------------------
                                  MARK C. BRICKER, individually


                                  /s/ Robert L. Carlisle
                                  ------------------------------
                                  ROBERT L. CARLISLE, individually


                                  /s/ James T. Cole
                                  ------------------------------
                                  JAMES T. COLE, individually


                                  /s/ David E. Crum
                                  ------------------------------
                                  DAVID E. CRUM, individually


                                  /s/ BILL DRURY
                                  ------------------------------
                                  BILL DRURY, individually


                                  /s/ Michele L. Field
                                  ------------------------------
                                  MICHELE L. FIELD, individually


                                  /s/ Ernest A. Holmes
                                  ------------------------------
                                  ERNEST A. HOLMES, individually


                                  /S/ Charles E. Kirtley
                                  ------------------------------
                                  CHARLES E. KIRTLEY, individually


                                  /s/ Joseph M. Klein
                                  ------------------------------
                                  JOSEPH M. KLEIN, individually


                                  /s/ Fred Lawrence
                                  ------------------------------
                                  FRED LAWRENCE, individually


                                  /s/ Anthony Lombardo
                                  ------------------------------
                                  ANTHONY LOMBARDO, individually

                                  /s/ Melissa M. Martoncik
                                  ------------------------------
                                  MELISSA M. MARTONCIK, individually


                                  /s/ Pete Morrison
                                  ------------------------------
                                  PETE MORRISON, individually


                                  /s/ Ted Praul
                                  ------------------------------
                                  TED PRAUL, individually


                                  /s/ Duff A. Scudder
                                  ------------------------------
                                  DUFF A. SCUDDER, individually


                                  /s/ James E. Smallwood
                                  ------------------------------
                                  JAMES E. SMALLWOOD, individually


                                  /s/ James A. Tafralian
                                  ------------------------------
                                  JAMES A. TAFRALIAN, individually